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                                                                    EXHIBIT 10.6

                                                                       EXECUTION

                               RESEARCH AGREEMENT

      This RESEARCH AGREEMENT (this "Agreement") is entered into as of March 5, 2003 (the "Effective Date") by and between Interleukin Genetics, Inc., a Delaware corporation having its principal office at 135 Beaver Street, Waltham, MA 02452 ("IG") and Access Business Group LLC, having its principal office at 7575 Fulton Street, East, Ada, Michigan 49355-0001 ("Access"). Each of IG and Access is sometimes referred to individually herein as a "Party" and collectively as the "Parties."

      WHEREAS, Access, together with its Affiliates, has expertise and experience in the development, commercialization and marketing of nutritional supplements and skin care products and IG has expertise and experience in analyzing the effect of variations in genes related to inflammation, including the effect of such variations on the risk for [ * ] and [ * ] disease, and determining, through genetic profiling, individuals who may benefit from specific interventions to promote health;

      WHEREAS, Access desires that IG perform the Research Program on the terms and subject to the conditions set forth in this Agreement and in accordance with the Protocol and the Parties desire to obtain certain rights to inventions arising out of the Research Program; and

      WHEREAS, IG is willing to perform the Research Program and the Parties are willing to grant each other such rights as described herein.

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the Parties hereby agree as follows:

1. DEFINITIONS

      Whenever used in this Agreement with an initial capital letter, the terms defined in this Section 1 shall have the meanings specified.

      1.1 "AFFILIATE" means any corporation, firm, partnership or other entity that directly or indirectly controls or is controlled by or is under common control with a Party to this Agreement. For purposes of this definition, "control" means ownership, directly or through one or more Affiliates, of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, fifty percent (50%) or more of the equity interests in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby a Party controls or has the right to control the Board of Directors or equivalent governing body of a corporation or other entity. For purposes of this Agreement, Access, Alticor, Inc and subsidiaries of Alticor, Inc, on the one hand, and IG, on the other hand, will not be deemed to be Affiliates of each other.

      1.2 "ACCESS PATENT RIGHTS" means any Patent Rights with respect to Access Technology.
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      1.3 "ACCESS PROPRIETARY MATERIALS" means any Proprietary Materials of
Access that are used by Access, or provided by Access for use, in the Research Program.

      1.4 "ACCESS TECHNOLOGY" means any Technology Controlled by Access as of the Effective Date and during the Term that is used by Access, or provided by Access for use, in the Research Program.

      1.5 "[ * ] TEST" means an analytic test performed on a [ * * ] or [ * ] to [ * * * * ] to the use of a Dermagenomics Consumable or a Nutrigenomics Consumable.

      1.6 "CONFIDENTIAL INFORMATION" means, as regards a Party (the "Receiving Party"), (i) all information produced or discovered by either Party under the Research Program (including without limitation, compilations, data, formulae, models, patent disclosures, procedures, processes, projections, protocols, results of experimentation and testing, specifications, strategies and techniques), and all tangible and intangible embodiments thereof of any kind whatsoever (including, without limitation, apparatus, biological or chemical materials, animals, cells, compositions, documents, drawings, machinery, patent applications, records and reports) and (ii) all other information (including but not limited to information about any element of Technology or a Party's business) which is disclosed, whether in writing and marked as confidential at the time of disclosure to the Receiving Party or customarily considered to be confidential information or by oral disclosure reduced to a writing, by the other Party (the "Disclosing Party") to the Receiving Party or to any of its employees, consultants, Affiliates, licensees and sublicensees hereunder except to the extent that the information described in this subsection (ii) (a) as of the date of disclosure is demonstrably known to, or in the possession of, the Receiving Party or its Affiliates, as shown by written documentation, other than by virtue of a prior confidential disclosure by the Disclosing Party or its Affiliates; (b) as of the date of disclosure is in, or subsequently enters, the public domain, through no fault or omission of the Receiving Party or its Affiliates; (c) as of the date of disclosure or thereafter is obtained by the Receiving Party or its Affiliates from a Third Party free from any obligation of confidentiality to the Disclosing Party and rightfully in possession of such information or (d) is independently developed by or for the Receiving Party or its Affiliates without reference to or in reliance upon any of the foregoing information as demonstrated by competent written records.

      1.7 "CONTROL" OR "CONTROLLED" means (a) with respect to Technology (other than Proprietary Materials) and/or Patent Rights, the possession by a party of the ability to grant a license or sublicense of such Technology and/or Patent Rights as provided herein without violating the terms of any agreement or arrangement between such party and any third party and (b) with respect to Proprietary Materials, the possession by a party of the ability to supply such Proprietary Materials to the other party as provided herein without violating the terms of any agreement or arrangement between such party and any third party.

      1.8 "DERMAGENOMICS CONSUMABLE" means any nutritional supplement or skin care product or topical delivery system [ * * * * * * * ] designed to produce a positive health benefit and/or a positive appearance of skin (i) the manufacture, use or sale of which would, absent the license or ownership rights granted to ABG hereunder and under the License Agreement, infringe any claim included in the Program Patent

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Rights or the IG Patent Rights, or (ii) which makes a claim or claims of efficacy or utility based upon the research conducted hereunder or upon the use or results of a Dermagenomics Test.

      1.9 "DERMAGENOMICS TEST" means any genomic test used to determine appropriate recipients of a Dermagenomics Consumable (i) the manufacture, use or sale of which would, absent the license or ownership rights granted to ABG hereunder and under the License Agreement, infringe any claim included in the Program Patent Rights or the IG Patent Rights, or (ii) which was developed, modified or improved hereunder.

      1.10 "DERMAGENOMICS PRODUCT" means a Dermagenomics Consumable or a Dermagenomics Test.

      1.11 "IG PATENT RIGHTS" means any Patent Rights with respect to IG Technology.

      1.12 "IG TECHNOLOGY" means any Technology Controlled by IG as of the Effective Date and during the Term that is used by IG, or provided by IG, or provided by IG for use, in the Research Program.

      1.13 "JOINT SCIENCE COMMITTEE" or "JSC" shall have the meaning set forth in Section 5.1 hereof.

      1.14 "LICENSE AGREEMENT" means the License Agreement of even date herewith between the Parties.

      1.15 "LICENSED PRODUCT" means any Dermagenomics Product or Nutrigenomics Product.

      1.16 "NUTRIGENOMICS CONSUMABLE" means any nutritional supplement, nutraceutical compound or delivery system for a nutritional supplement or nutraceutical compound [ * * * * * * * * ] designed to produce a positive health benefit (i) the manufacture, use or sale of which would, absent the license or ownership rights granted to ABG hereunder or under the License Agreement, infringe any claim included in the Program Patent Rights or the IG Patent Rights, or (ii) which makes a claim or claims of efficacy or utility based upon the research conducted hereunder or upon the use or results of a Nutrigenomics Test.

      1.17 "NUTRIGENOMICS TEST" means any genomic test used to determine appropriate recipients of a Nutrigenomics Consumable (i) the manufacture, use or sale of which would, absent the license or ownership rights granted to ABG hereunder or under the License Agreement, infringe any claim included in the Program Patent Rights or the IG Patent Rights, or (ii) which was developed, modified or improved hereunder.

      1.18 "NUTRIGENOMICS PRODUCT" means a Nutrigenomics Consumable or a Nutrigenomics Test.

      1.19 "PATENT RIGHTS" means the rights and interests in and to issued patents and pending patent applications in any country, including all substitutions, continuations, continuations-in-part, divisionals, supplementary protection certificates, renewals, all letters

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patent granted thereon, and all reissues, reexaminations, extensions, confirmations, revalidations, registrations and patents of addition thereof.

      1.20 "PARTY" or "PARTIES" has the meaning set forth in the first paragraph of this Agreement.

      1.21 "PROGRAM INVENTION" means any Technology, whether or not patentable, which has utility in the development, manufacture, use or sale of any Dermagenomics Product or Nutrigenomics Product and which is conceived and/or first reduced to practice by employees of, or consultants to, either Party, or jointly by both Parties, in the conduct of the Research Program.

      1.22 "PROGRAM PATENT RIGHTS" means all Patent Rights claiming any Program Invention.

      1.23 "PROPRIETARY MATERIALS" means any tangible chemical, biological or physical research materials that are furnished by or on behalf of one Party to the other Party in connection with this Agreement or the License Agreement, regardless of whether such materials are specifically designated as proprietary by the transferring Party.

      1.24 "PROTOCOL" means the written protocol describing the activities to be carried out under the Research Program pursuant to this Agreement to be agreed upon by the JSC based on the outline attached hereto as Appendix A.

      1.25 "RESEARCH PROGRAM" means the program to be conducted by the Parties as described in this Agreement and in the Protocol to develop [ * * * * ] which will be Nutrigenomics Products and Dermagenomics Products.

      1.26 "TECHNOLOGY" means and includes all inventions, discoveries, know-how, trade-secrets, improvements and Proprietary Materials, whether or not patentable, including but not limited to, structural and functional information and other data, formulations and techniques.

      1.27 "TERM" has the meaning set forth in Section 7.1.

      1.28 "TERRITORY" means worldwide.

      1.29 "THIRD PARTY" means any entity other than IG, Access or their respective Affiliates.

2. RESEARCH PROGRAM

      2.1 IMPLEMENTATION OF RESEARCH PROGRAM. The Research Program shall be conducted by the Parties in accordance with the Protocol and in compliance with all applicable laws and regulations. IG shall use commercially reasonable efforts to perform the activities to be performed by it under the Research Program, as described more fully in the Protocol and in the proposed timeline (the "Timeline") which the JSC shall agree upon in writing, based upon the outline attached hereto as Appendix A, as promptly as practicable following the execution hereof. The Protocol and/or the Timeline may be modified from time to time after the Effective Date by the JSC pursuant to Section 5.2 hereof.

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      2.2 SUPPLY OF PROPRIETARY MATERIALS. From time to time during the Term of this Agreement, one Party may supply the other Party with its Proprietary Materials for use in the Research Program. In connection therewith, the recipient Party hereby agrees that (a) it shall not use Proprietary Materials for any purpose other than exercising any rights granted to it or reserved by it hereunder; (b) it shall use the Proprietary Materials only in compliance with all applicable federal, state, and local laws and regulations; (c) it shall not transfer any Proprietary Materials to any Third Party without the prior written consent of the transferor, except as expressly permitted hereby; (d) the transferring Party shall retain full ownership of all such Proprietary Materials; and (e) upon the expiration or termination of this Agreement, the recipient Party shall at the instruction of the transferring Party either destroy or return any unused Proprietary Materials which are not the subject of the grant of a continuing license hereunder.

      2.3 CONSIDERATION. In consideration of IG conducting the Research Program described herein, Access shall pay to IG an aggregate sum of five million ($5,000,000) dollars in eight equal installments of six hundred and twenty-five thousand ($625,000) dollars each. The first such installment shall be due and payable on April 1, 2003 and each of the remaining seven installments shall be due and payable on the first day of each calendar quarter thereafter.

3. RESEARCH LICENSES

      3.1 LICENSE TO IG. Subject to the terms and conditions of this Agreement, Access hereby grants to IG a non-exclusive, worldwide, royalty-free license, under the Access Technology, Access Patent Rights, Program Inventions and Program Patent Rights for the sole purpose of performing its obligations under the Research Program.

      3.2 LICENSE TO ACCESS. Subject to the terms and conditions of this Agreement and the License Agreement, IG hereby grants to Access a non-exclusive, worldwide, royalty-free license, under the IG Technology, IG Patent Rights, Program Inventions and Program Patent Rights for the sole purpose of performing its obligations under the Research Program.

4. TREATMENT OF CONFIDENTIAL INFORMATION; PUBLICITY

      4.1 CONFIDENTIALITY.

            4.1.1. Confidentiality Obligations. Access and IG each recognize that the Confidential Information of the other Party constitutes highly valuable and proprietary confidential information. Access and IG each agrees that during the Term and for five (5) years thereafter, it will keep confidential, and will cause its employees, consultants, Affiliates and sublicensees to keep confidential, all of the Confidential Information of the other Party. Neither Access nor IG nor any of their respective employees, consultants, Affiliates and sublicensees shall use the Confidential Information of the other Party for any purpose except as expressly permitted in this Agreement.

            4.1.2. Limited Disclosure of Confidential Information. Access and IG each agree that any disclosure of the Confidential Information to any of its employees, consultants, Affiliates or sublicensees shall be made only if and to the extent necessary to carry out its rights and responsibilities under this Agreement, shall be limited to the maximum extent possible consistent with such rights and responsibilities and shall only be made to persons who are bound

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by written confidentiality obligations to maintain the confidentiality thereof and not to use such Confidential Information except as expressly permitted by this Agreement. Access and IG each agree not to disclose the Confidential Information to any Third Party under any circumstance without prior written approval from the other Party, except as otherwise required by law, and except as otherwise expressly permitted by this Agreement. Each Party shall take such action, and shall cause its Affiliates and sublicensees to take such action, to preserve the confidentiality of the Confidential Information as it would customarily take to preserve the confidentiality of its own confidential materials, which shall not, in any event, be less than reasonable care. Each Party, upon the other's request, will return all the Confidential Information disclosed to it by the other Party pursuant to this Agreement, including all copies and extracts of documents, within sixty (60) days of the request following the termination of this Agreement; provided, that, a Party may retain Confidential Information of the other Party relating to any license or right to use Technology which survives such termination and one copy of all other Confidential Information may be retained in inactive archives solely for the purpose of establishing the contents thereof.

      4.2 PUBLICITY. Neither Party may publicly disclose the terms of this Agreement or the status or content of the Research Program without the prior written consent of the other Party; provided, however, that either Party may make such a disclosure (a) to the extent required by law or by the requirements of any nationally recognized securities exchange, quotation system or over-the-counter market on which such Party has its securities listed or traded or (b) to any actual or prospective acquirors, real estate or equipment lessors, investors, lenders and other potential financing sources who are obligated to keep such information confidential. In the event that such disclosure is required by the foregoing clause (a), the disclosing Party shall make reasonable efforts to provide the other Party with notice beforehand and to coordinate with the other Party to the maximum extent possible with respect to the wording and timing of any such disclosure. The Parties shall mutually agree on a press release announcing the execution of this Agreement to be issued immediately following the execution hereof. If either Party wishes to issue any further press release regarding the Research Program, it shall furnish a copy to the other Party, which shall review such press release and provide any comments within two (2) business days. Once any written statement is approved for public disclosure by both Parties, either Party may make subsequent public disclosure of the contents of such statement without the further approval of the other Party.

5. JOINT SCIENCE COMMITTEE

      5.1 FORMATION. Within thirty (30) days after the Effective Date, the Parties will establish a Joint Science Committee (the "JSC") to oversee and coordinate the Parties' conduct of the Research Program and to consider mutually beneficial business opportunities pursuant to the subject matter hereof. The JSC shall be composed of two (2) representatives of IG and two (2) representatives of Access and shall have the powers enumerated below in this Section 5. Either Party shall have the right to replace any of its JSC representatives at any time in its sole discretion.

      5.2 FUNCTIONS AND POWERS OF THE JSC. During the Term, the JSC will coordinate and oversee the activities of the Parties in the conduct of the Research Program and will exchange information in anticipation of developing mutually beneficial business opportunities pursuant to the subject matter hereof. The JSC shall keep written minutes of its meetings and all actions

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taken or approved by the JSC. The members of the JSC designated by each Party shall be responsible for keeping that Party informed as to the progress of the Research Program. The JSC shall recommend to the Parties amendments and/or modifications to the Protocol and Timeline and the scope of the Research Program and make recommendations to the Parties as to the mutually beneficial prosecution of IG Patent Rights and Program Patent Rights. The JSC shall have no power to amend, modify or waive compliance with this Agreement and shall have only such powers as are specifically delegated to it hereunder.

      5.3 JSC GOVERNANCE.

            5.3.1. Membership. The JSC representatives have initially been designated by the Parties as follows:

            IG Representatives:

                  Kenneth Kornman, DDS, Ph.D.
                  Paul Martha, M.D.

            Access Representatives:

                  Robin Dykhouse
                  Daniel Beio

Either Party may designate substitutes for its JSC representatives to participate if one or more of such Party's designated representatives is unable to be present at a meeting. A Party may replace its representatives serving on the JSC from time to time by written notice to the other Party specifying the prior representative(s) to be replaced and the replacement(s) therefor.

6. INTELLECTUAL PROPERTY RIGHTS

      6.1 OWNERSHIP.

            6.1.1. Access Intellectual Property Rights. Subject to IG's rights as described in Section 3 of this Agreement, Access shall have sole and exclusive ownership of all right, title and interest [ * * * * ] in and to all Access Technology and Access Patent Rights, and all Program Inventions and Program Patent Rights relating to Nutrigenomics Consumables and Dermagenomics Consumables, with full rights to license or sublicense; provided, however, that in consideration of the performance of the Research Program by IG, the manufacture, use or sale of all Nutrigenomics Consumables and Dermagenomics Consumables shall be subject to the payment of royalties by Access to IG in accordance with the License Agreement.

            6.1.2. IG Intellectual Property Rights. Subject to Access's rights as described in Section 3 of this Agreement and subject to the terms of the License Agreement, IG shall have

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sole and exclusive ownership of all right, title and interest [ * * * * ] in and to all IG Technology, IG Patent Rights and all Program Inventions and Program Patent Rights relating to Nutrigenomics Tests and Dermagenomics Tests, with full rights to license or sublicense.

            6.1.3. Intellectual Property Rights for [ * ] Tests. Subject to the rights of the Parties described in Section 3 of this Agreement, Access and IG shall have equal joint ownership of all right, title and interest [ * * * * ] in and to all Program Inventions and Program Patent Rights relating to [ * ] Tests; provided, however, that Access shall have the exclusive right to sell and grant licenses for [ * ] Tests covered by such Program Inventions and Program Patent Rights in the channels of distribution utilized by Access and its Related Companies (the "Access Channels") and IG shall have the exclusive right to sell and grant licenses for [ * ] Tests covered by such Program Inventions and Program Patent Rights outside the Access Channels.

      6.2 License of Access Technology/Access Patent Rights. Notwithstanding anything contained herein to the contrary, no license is granted to IG by Access with respect to Access Technology or Access Patent Rights.

      6.3 Patent Filing, Prosecution and Maintenance. During the Term with respect to any Patent Rights arising hereunder:

Access shall bear the cost associated with the filing, prosecution, issuance and maintenance of all Program Patent Rights relating to Nutrigenomics Consumables and Dermagenomics Consumables and shall control prosecution of all such Program Patent Rights, including, but not limited to, having the right to choose the patent attorney(s) or agent(s) who will prosecute the applications, having the right to inspect, review and provide substantive comments to all correspondence with any patent office or patent agent, and having the right to select the countries in which or treaties under which the patent applications will be filed.

IG shall bear the cost associated with the filing, prosecution, issuance and maintenance of all Program Patent Rights relating to Nutrigenomics Tests and Dermagenomics Tests and shall control prosecution of all such Program Patent Rights, including, but not limited to, having the right to choose the patent attorney(s) or agent(s) who will prosecute the applications, having the right to inspect, review and provide substantive comments to all correspondence with any patent office or patent agent, and having the right to select the countries in which or treaties under which the patent applications will be filed.

The Parties shall jointly bear the cost associated with the filing, prosecution, issuance and maintenance of all Program Patent Rights relating to [ * ] Tests and shall jointly control prosecution of all such Program Patent Rights, including, but not limited to, having the right to choose the patent attorney(s) or agent(s) who will prosecute the applications, having the right to inspect, review and provide substantive comments to all correspondence with any patent office or patent agent, and having the right to select the countries in which or treaties under which the patent applications will be filed. In the event that the parties cannot agree on the filing and/or maintenance of Program Patent Rights hereunder, then each party shall have the right to proceed at its own costs with such filing and/or maintenance. If one party proceeds in filing

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and/or maintaining Program Patent Rights hereunder, then the other party agrees to assign or otherwise take any action necessary to assist the cost-bearing party in achieving the filing or maintenance of such Program Patent Rights.

7. TERM; TERMINATION

      7.1 TERM. This Agreement shall commence on the Effective Date and continue for a period of two (2) years, unless extended or sooner terminated as set forth in this Section 7 (the "Term"). At least six(6) months prior to the end of the initial Term and any extension thereof, the JSC shall advise the Parties as to whether the JSC believes that the Research Program should be extended or expanded, but any extension or expansion shall require the agreement of the parties.

      7.2 TERMINATION.

            7.2.1. Termination for Breach. In the event that either Party defaults or breaches any material term of this Agreement on its part to be performed or observed, the other Party shall have the right to terminate this Agreement (a) by giving thirty (30) days' written notice to the defaulting Party in the case of a breach of any payment term of this Agreement and (b) by giving sixty (60) days' written notice to the defaulting Party in the case of any other breach; provided, however, that in the case of a default or breach capable of being cured, if the said defaulting Party shall cure the said default or breach within such notice period after the said notice shall have been given, then the said notice shall not be effective.

            7.2.2. Termination for Bankruptcy. In the event that either Party files for protection under bankruptcy laws, makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over its property, files a petition under any bankruptcy or insolvency act or has any such petition filed against it which is not discharged within sixty (60) days of the filing thereof, then the other Party may terminate this Agreement effective immediately upon written notice to such Party.

      7.3 SURVIVING PROVISIONS. Termination of this Agreement for any reason shall be without prejudice to rights which expressly survive termination in accordance with the terms of this Agreement, including without limitation, the rights and obligations of the Parties provided in Sections 4, 7.3, 8 and 9, all of which shall survive such termination.

8. REPRESENTATIONS AND WARRANTIES

      8.1 MUTUAL REPRESENTATIONS. Access and IG each represents and warrants to the other Party as follows:

            8.1.1. Organization. It is a corporation duly organized, validly existing and is in good standing under the laws of the jurisdiction of organization, is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the performance of its obligations hereunder requires such qualification.

            8.1.2. Authorization. The execution, delivery and performance by it of this Agreement have been duly authorized by all necessary corporate action and do not and will not

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violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or any provision of its charter documents.

            8.1.3. Binding Agreement. This Agreement is a legal, valid and binding obligation of it enforceable against it in accordance with its terms and conditions.

            8.1.4. No Inconsistent Obligation. It is not under any obligation to any person, or entity, contractual or otherwise, that is conflicting or inconsistent in any respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations.

      8.2 WARRANTY DISCLAIMER. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY WITH RESPECT TO ANY TECHNOLOGY, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING.

      8.3 LIMITED LIABILITY. NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, NEITHER ACCESS NOR IG WILL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (I) ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS OR (II) COST OF PROCUREMENT OF SUBSTITUTE GOODS OR TECHNOLOGY.

9. MISCELLANEOUS

      9.1 DISPUTE RESOLUTION. The Parties recognize that disputes may from time to time arise between the Parties during the term of this Agreement. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement, including, without limitation, disputes concerning the definitions of terms used in this Agreement, in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this
Section 9.1 to resolve any dispute arising under this Agreement. In the event of such a dispute between the Parties, either Party, by written notice to the other Party, shall have such dispute referred to the Parties' respective executive officers designated below or their successors, for attempted resolution by good faith negotiations within thirty (30) days after such notice is received. Said designated officers are as follows:

            For IG:                  Chief Executive Officer

            For Access:              Vice President, Research & Development

In the event the designated executive officers are not able to resolve such dispute after such thirty (30) day period, then the Parties shall resolve such dispute by arbitration under the Commercial Rules of the American Arbitration Association (the "AAA"). Three arbitrators shall be selected.

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IG and Access shall each select one arbitrator and the two chosen arbitrators shall select the third arbitrator, or failing agreement on the selection of the third arbitrator, the AAA shall select the third arbitrator. Unless otherwise agreed by IG and Access, arbitration will take place in Boston, Massachusetts.

      9.2 NOTICES. All notices shall be in writing mailed via certified mail, return receipt requested or courier providing evidence of delivery, addressed as follows, or to such other address as may be designated from time to time:

    If to IG:                                       If to Access:

    135 Beaver Street                               7575 Fulton St. East
    Waltham, MA 02452                               Ada, MI  49355-0001
    Attention:  Chief Executive Officer             Attention:  George Calvert


    With a copy to:

    Mintz, Levin, Cohn, Ferris,                     7575 Fulton St. East.
    Glovsky and Popeo, P.C.                         Ada, MI  49355-0001
    One Financial Center                            Attention:  Thomas R. Curran
    Boston, MA 02111                                Chief Legal Officer
    Attention:  Jeffrey M. Wiesen, Esquire

      9.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan, without regard to the application of principles of conflicts of law.

      9.4 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns.

      9.5 HEADINGS. Section and subsection headings are inserted for convenience of reference only and do not form a part of this Agreement.

      9.6 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.

      9.7 AMENDMENT; WAIVER. This Agreement may be amended, modified, superseded or canceled, and any of the terms may be waived, only by a written instrument executed by each Party or, in the case of waiver, by the Party or Parties waiving compliance, provided, that in the case of IG, such amendment must be approved by a majority of the members of IG's Board of Directors who are not selected by or affiliated with Access. The delay or failure of any Party at any time or times to require performance of any provisions shall in no manner affect the rights at a later time to enforce the same. No waiver by any Party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.

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      9.8 NO AGENCY OR PARTNERSHIP. Nothing contained in this Agreement shall give either Party the right to bind the other, or be deemed to constitute the Parties as agents for the other or as partners with each other or any Third Party.

      9.9 ASSIGNMENT AND SUCCESSORS. This Agreement may not be assigned by either Party without the written consent of the other which shall not be unreasonably withheld, except that each Party may assign this Agreement and the rights, obligations and interests of such Party to any purchaser of all or substantially all of its assets or to any successor corporation resulting from any merger or consolidation of such Party with or into such corporation.

      9.10 FORCE MAJEURE. Neither IG nor Access shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes beyond the reasonable control of IG or Access. In event of such force majeure, the Party affected thereby shall use reasonable efforts to cure or overcome the same and resume performance of its obligations hereunder.

      9.11 INTERPRETATION. The Parties hereto acknowledge and agree that: (i) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all Parties hereto and not in a favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.

      9.12 INTEGRATION; SEVERABILITY. This Agreement, together with the License Agreement, is the sole agreement with respect to the subject matter hereof and supersedes all other agreements and understandings between the Parties with respect to same. If any provision of this Agreement is or becomes invalid or is ruled invalid by any court of competent jurisdiction or is deemed unenforceable, it is the intention of the Parties that the remainder of the Agreement shall not be affected.

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      IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

                                                 INTERLEUKIN GENETICS, INC.


                                                 By:     /s/ Philip R. Reilly
                                                         -----------------------
                                                         Philip R. Reilly

                                                 Title:  Chief Executive Officer
                                                 Date:  March 5, 2003


                                                 ACCESS BUSINESS GROUP LLC

                                                 By:     /s/ Beto Guajardo
                                                         -----------------------
                                                         Beto Guajardo

                                                 Title:   Vice President
                                                 Date:  March 5, 2003

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                                   APPENDIX A













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